Exhibit 10.8

FIRST AMENDMENT TO
MANAGEMENT STOCKHOLDERS’ AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) dated as of [Date], to the Management Stockholders’ Agreement dated as of the date set forth on the signature page attached hereto among ITC Holdings Corp., a Michigan corporation (the “Company”) and the person identified on the signature page attached hereto (the “Management Stockholder”, and such agreement, the “Stockholder’s Agreement”), is made effective as of the same day as the effective date of the Stockholder’s Agreement.  This First Amendment to the terms of the Stockholder’s Agreement is effected by the Company and the Management Stockholder in accordance with the provisions of Section 18 of the Stockholder’s Agreement.

Defined terms not expressly defined in this Amendment shall have the same meanings as set forth in the Stockholder’s Agreement.  The restrictions on the effectiveness of the Stockholder’s Agreement shall apply with equal force and effect to this Amendment.

W I T N E S S E T H :

WHEREAS, in connection with the Management Stockholder’s employment with the Company and in contemplation of the anticipated issuance and sale of shares of Common Stock in a Public Offering, the Company has determined that it is advisable to agree to amend the terms of the Stockholder’s Agreement solely as provided below.

NOW, THEREFORE, The parties hereto hereby agree as follows:

Section 1.                                            Amendment to Section 5 of the Stockholder’s Agreement.

1.1                                 Subsection 5(a)(ii).  Subsection 5(a)(ii) of the Stockholder’s Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)                            With respect to the Options, receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Management Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (B) the number of Exercisable Option Shares, divided by (y) the Section 5 Repurchase Price, which Options shall be terminated in exchange for such payment (the “Net Settled Stock”).  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.  In the event that the Management Stockholder Entities do not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the applicable terms of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment.

(iii)                               For 30 days following the date that is six months after the receipt by the applicable Management Stockholder Entities of the Net Settled Stock (the “Settled Stock Put Period”) (which period may, for the avoidance of doubt, extend after the expiration of the Put Period), sell to the Company, and the Company shall be required to purchase, on one occasion, all such Net Settled Stock held by the applicable Management Stockholder Entities, at a per share price equal to the applicable Section 5 Repurchase Price (the right set forth herein, the “Modified Option Put Right”).”

1.2                                 Subsection 5(b).  Subsection 5(b) of the Stockholder’s Agreement is hereby deleted in its entirety and replaced it with the following:

“In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Management Stockholder Entities shall send written notice to the Company, (i) at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a)(i) and/or to exchange such Options for Net Settled Stock or (ii) at any time during the Settled Stock Put Period, of their intention to sell the Net Settled Stock in exchange for the payment referred to in Section 5(a)(iii)(the “Redemption Notice”). The completion of the applicable purchases or exchanges shall take place at the principal office of the Company on the tenth business day after the giving of the applicable Redemption Notice.  The Section 5 Repurchase Price shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) and the Net Settled Stock shall be delivered to the applicable Management Stockholder Entities, both against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.”

1.3                                 Subsection 5(c).  Subsection 5(c) of the Stockholder’s Agreement is hereby amended by deleting the proviso contained therein in its entirety and replacing it with the following:

“provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock as specified in the Redemption Notice and held by the applicable Management Stockholder Entities at the time of delivery of the Redemption Notice in accordance with Section 5(b) hereof.”

1.4                                 New Section 5(e).  A new Section 5(e) of the Stockholder’s Agreement is hereby added after Section 5(d) thereof, which shall read as follows:

(e)                                  Stock Transfer Election.  Notwithstanding anything in this Agreement to the contrary, upon the occurrence of an event giving rise to the Management Stockholder Entities’ ability to exercise the Modified Option Put Right, the Management Stockholder Entities may, in lieu of exercising the Modified Option Put Right, at any time during the Put Period instead elect to (i) exercise the Options in the manner set forth in Section 5(a)(ii) above and receive the Net Settled Stock and (ii) sell or otherwise dispose of all or any portion of the Net

Settled Stock other than to the Company pursuant to Section 5(a) (such election, the “Transfer Election”).  The Management Stockholder Entities may make such a Transfer Election by sending written notice to the Company of their election to waive the ability to exercise the Modified Option Put Right and of their intention to instead exercise the rights provided in this Section 5(e).  Upon receipt by the Company of the Transfer Election, the Company shall immediately waive the restrictions on transfer that would otherwise be imposed on such shares of Net Settled Stock pursuant to Section 3 of this Agreement, solely with respect to such shares of Net Settled Stock; provided, however, that the Management Stockholder Entities hereby acknowledge that the Company’s waiver of such restrictions on transfer does not constitute a waiver of, among other things, any of the requirements otherwise imposed on the Management Stockholder’s Agreement with respect to the sale or other disposition of Stock set forth in Section 2 of the Agreement or any of the Company’s rights under Section 4 of this Agreement.  For purposes of this Section 5(e), the transfer restrictions referenced in the preceding sentence shall be deemed to have been waived by the Company on the tenth business day following the giving of the Transfer Election.

1.5                                 Section 7, Definitions.

(a)                                  “Option Excess Price”.  The definition of “Option Excess Price” as set forth in Section 7 of the Stockholder’s Agreement is hereby deleted in its entirety and replaced it with the following:

“Option Excess Price” shall mean, with respect to any Option, the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares pursuant to the applicable provision of Section 6.”

(b)                                 “Repurchase Calculation Date”.  The definition of “Repurchase Calculation Date” as set forth in Section 7 of the Stockholder’s Agreement is hereby deleted in its entirety and replaced it with the following:

“Repurchase Calculation Date” shall mean the last day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs; provided, however, that for purposes of Section 5(a)(iii) of this Agreement, the “Repurchase Calculation Date” that shall be used to calculate the Section 5 Repurchase Price shall instead be the later of (i) the tenth business day following the giving of the Redemption Notice referenced in Section 5(a)(ii) of this Agreement and (ii) the last day of the month preceding the month in which the Repurchase Eligibility Date occurs.”

Section 2.                                            Miscellaneous.

2.1                                 Continuing Effect of the Stockholder’s Agreement.  This Amendment shall be construed together with, and as a part of, the Stockholder’s Agreement, but shall not constitute an Amendment of any provision of the Stockholder’s Agreement not expressly referred to herein.  Except as expressly agreed to hereby, the provisions of the Stockholder’s Agreement are and shall remain in full force and effect.

2.2                                 Counterparts.  This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

2.3                                 Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Michigan consistent with the Stockholder’s Agreement.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment or caused this Amendment to be executed on its behalf as of the date first written above.

ITC HOLDINGS CORP.

By
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO MANAGEMENT STOCKHOLDER’S AGREEMENT]

MANAGEMENT STOCKHOLDER

[NAME]

Date of
Management Stockholder’s Agreement: